    As filed with the Securities and Exchange Commission on March 10, 2000
                                                 Registration No. 333-__________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                         INFOSYS TECHNOLOGIES LIMITED
            (Exact name of Registrant as specified in its charter)

     Republic of India                                   58-1760235
----------------------------             ---------------------------------------
  (State of Incorporation)               (I.R.S. Employer Identification Number)

                         Electronics City, Hosur Road
                             Bangalore, Karnataka
                                 India 561 229
                   (Address of Principal Executive Offices)

                             ____________________

                            1998 STOCK OPTION PLAN
                           (Full title of the plans)

                             ____________________

                             CT Corporation System
                        49 Stevenson Street, Suite 900
                        San Francisco, California 94105
                    (Name and address of agent for service)
                                (415) 227-0763
         (Telephone number, including area code, of agent for service)

                              ___________________

                                   Copy to:
                               Jeffrey D. Saper
                    WILSON SONSINI GOODRICH & ROSATI, P.C.
                              650 Page Mill Road
                         Palo Alto, California  94304
                           Telephone: (650) 493-9300

================================================================================

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                Amount       Proposed Maximum      Proposed Maximum         Amount of
          Title Securities to                   to be         Offering Price      Aggregate Offering     Registration Fee
             be Registered                   Registered (1)       Per Share(2)(3)       Price
-----------------------------------------------------------------------------------------------------------------------
Equity Shares, par value Rs. 10 per share,    1,600,000          $  553.47            $885,555,200         $225,866.57
 to be issued under the
 1998 Stock Option Plan

======================================================================================================================

(1) American Depositary Shares, each representing one-half of one Equity Share, issuable upon deposit of Equity Shares, have been registered on a separate Registration Statement on Form F-6 (File No. 333-72199), as amended.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the weighted average price of the outstanding options as of March 9, 2000.

(3) Estimated for options available for grant as of March 9, 2000 in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low prices per share of the American Depositary Shares representing the Equity Shares as reported on the Nasdaq National Market on March 9, 2000.

================================================================================

                         INFOSYS TECHNOLOGIES LIMITED


                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     1. The Company's Registration Statement on Form F-1 (File No. 333-72195) as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's initial public offering of its American Depositary Shares representing one-half of one Equity Share.

     2. The description of the Company's Equity Shares contained in the Company's Registration Statement on Form 8-A (File No. 000-25383) filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     3. The Company's Annual Report on Form 20-F for the fiscal year ended March 31, 1999 filed on May 17, 1999 pursuant to the Exchange Act.

     4. The Company's Report of Foreign Issuer on Form 6-K for the fiscal year ended March 31, 1999 filed on May 14, 1999 pursuant to the Exchange Act.

     5. The Company's Report of Foreign Issuer on Form 6-K for the fiscal quarter ended June 30, 1999, filed on August 4, 1999 pursuant to the Exchange Act.

     6. The Company's Report of Foreign Issuer on Form 6-K for the fiscal quarter ended September 30, 1999, filed on October 18, 1999 pursuant to the Exchange Act.

     7. The Company's Report of Foreign Issuer on Form 6-K for the fiscal quarter ended December 31, 1999, filed on January 21, 2000 pursuant to the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.
         -------------------------

     Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Company has undertaken to indemnify its directors and officers, to the extent permitted by applicable law, against certain liabilities, including liabilities under the Securities Act. The Company has entered into indemnification agreements with its directors and officers which, among other things, indemnify such persons for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company.

ITEM 7.  Exemption from Registration Claimed.
         ------------------------------------

Not Applicable.

ITEM 8.  Exhibits.
         --------

     The following is a list of exhibits filed as part of this Registration
Statement:

  Exhibit
  Number                                         Description
------------  ----------------------------------------------------------------------------------------
    4.1*      Form of Deposit Agreement among the Registrant, Bankers Trust Company, and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt)
    5.1       Opinion of Crawford Bayley & Co.
   10.1*      1998 Stock Option Plan and form of Option Agreement
   23.1       Consent of Independent Auditors
   23.2       Consent of Crawford Bayley & Co. (included in Exhibit 5.1).
   24.1       Power of Attorney (see page II-4)

____________________
* Incorporated by reference to the Registrant's Registration Statement on Form F-1 (File No. 333-72195) which was declared effective by the Commission on March 10, 1999.

     ITEM 9.  Undertakings.
              ------------
              A.  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Bangalore, Country of India, on March 10, 2000.

                              INFOSYS TECHNOLOGIES LIMITED

                              By:   /S/ N.R. NARAYANA MURTHY
                                    ------------------------
                                    N.R. Narayana Murthy
                                    Chairman of the Board and
                                    Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints N.R. Narayana Murthy, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment or post-effective amendment to this Registration Statement on Form S-8 or abbreviated registration statement (including, without limitation, any additional registration filed pursuant to Rule 462 under the Securities Act of 1933), with respect hereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 10, 2000.

           Signature                                       Title
-------------------------------      --------------------------------------------------
/S/ N. R. NARAYANA MURTHY            Chairman of the Board and Chief Executive Officer
-----------------------------------
N. R. Narayana Murthy                (Principal Executive Officer)

/S/ T. V. MOHANDAS PAI               Senior Vice President and Head-Finance and Administration
-----------------------------------
T. V. Mohandas Pai                   (Principal Financial and Principal Accounting Officer)

/S/ NANDAN M. NILEKANI               Managing Director (Director, President and Chief
-----------------------------------
Nandan M. Nilekani                   Operating Officer)

/S/ K. DINESH                        Director (Director and Executive Officer)
-----------------------------------
K. Dinesh

/S/ S. GOPALAKRISHNAN                Deputy Managing Director (Director and Executive Officer)
-----------------------------------
S. Gopalakrishnan

/S/ S. D. SHIBULAL                   Director (Director and Executive Officer)
-----------------------------------
S. D. Shibulal

/S/ SUSIM M. DATTA                   Director
-----------------------------------
Susim M. Datta

/S/ DEEPAK M. SATWALEKAR             Director
-----------------------------------
Deepak M. Satwalekar

/s/ MARTI G. SUBRAHMANYAM            Director
-----------------------------------
Marti G. Subrahmanyam

/s/ RAMESH VANGAL                    Director
-----------------------------------
Ramesh Vangal

                                     Director
-----------------------------------
Philip Yeo

/s/ PHANEESH MURTHY                  Authorized Representative in the United States (Executive
-----------------------------------
Phaneesh Murthy                      Officer)

                               INDEX TO EXHIBITS


  Exhibit
  Number                                         Description
------------  ----------------------------------------------------------------------------------------
    4.1*      Form of Deposit Agreement among the Registrant, Bankers Trust Company, and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt)
    5.1       Opinion of Crawford Bayley & Co.
   10.1*      1998 Stock Option Plan and form of Option Agreement
   23.1       Consent of Independent Auditors
   23.2       Consent of Crawford Bayley & Co. (included in Exhibit 5.1).
   24.1       Power of Attorney (see page II-4)

____________________
* Incorporated by reference to the Registrant's Registration Statement on Form F-1 (File No. 333-72195) which was declared effective by the Commission on March 10, 1999.